January 29, 2018

Resource Credit Income Fund

c/o 1290 Broadway, Suite 1100

Denver, CO 80203

RE:	Resource Credit Income Fund (the “Fund”)

File Nos. 333-200981 and 811-23016

Dear Board Members:

A legal opinion (the "Legal Opinion") that we prepared was filed with Pre-Effective Amendment No. 2 to the Fund’s Registration Statement on Form N-2, filed on April 13, 2015. We hereby give your our consent to incorporate by reference the Legal Opinion into Post-Effective Amendment No. 5 under the Securities Act of 1933 (Amendment No. 7 under the Investment Company Act of 1940) and consent to all references to us in the Amendment.

Very truly yours,

/s/ Thompson Hine LLP
Thompson Hine LLP